EXHIBIT 10.10

ALTISOURCE ASSET MANAGEMENT CORPORATION

2012 EQUITY INCENTIVE PLAN

SECTION 1.        PURPOSE

1.01        The purpose of the 2012 Equity Incentive Plan (the “Plan”) is to assist Altisource Asset Management Corporation (the “Corporation”) in attracting, retaining and motivating directors and employees of outstanding ability and to align their interests with those of the shareholders of the Corporation.

SECTION 2.        DEFINITIONS; CONSTRUCTION

2.01        Definitions. In addition to the terms defined elsewhere in the Plan, the following terms as used in the Plan shall have the following meanings when used with initial capital letters:

2.01.1     “Award” means any Option, Restricted Stock, Performance Award or Other Stock-Based Award, or any other right or interest relating to Shares granted under the Plan.

2.01.2     “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

2.01.3     “Board” means the Corporation’s Board of Directors.

2.01.4     “Cause” means the definition provided in any employment, severance or other agreement governing the relationship between a Participant and the Corporation, and if no such definition exists, then

(i)            the Participant’s willful and intentional repeated failure or refusal, continuing after notice that specifically identifies the breach(es) complained of, to perform substantially his or her material duties, responsibilities and obligations (other than a failure resulting from grantee’s incapacity due to physical or mental illness or other reasons beyond the control of grantee), and which failure or refusal results in demonstrable direct and material injury to the Corporation;

(ii)           the Participant’s willful and intentional act or failure to act involving fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude (collectively, “Fraud”) which results in demonstrable direct and material injury to the Corporation;

(iii)          the Participant’s conviction of (or a plea of nolo contendere to) an offense which is a felony in the jurisdiction involved or which is a misdemeanor in the jurisdiction involved but which involves Fraud; and

(iv)          the Participant’s material breach of a written policy of the applicable Employer Entity or the rules of any governmental or regulatory body applicable to the Corporation.

2.01.5     “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder.  References to particular sections of the Code shall include any successor provisions.

2.01.6     “Change of Control” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Corporation is then subject to such reporting requirement.

2.01.7     “Committee” means, (a) with respect to Participants who are employees and other service providers, the Compensation Committee or such other committee of the Board as may be designated by the Board to administer the Plan, consisting of at least three members of the Board; provided however, that any member of the Committee participating in the taking of any action under the Plan shall qualify as (1) an “outside director” as then defined under Section 162(m) of the Code or any successor provision, (2) a “non-employee director” as then defined under Rule 16b-3 or any successor rule and (3) an “independent” director under the rules of any stock exchange on which shares of Common Stock may be listed, or (b) with respect to Participants who are non-employee directors, the Board.

2.01.8     “Common Stock” means shares of the common stock, par value $0.01 per share, and such other securities of the Corporation or other corporation or entity as may be substituted for Shares pursuant to Section 8.01 hereof.

2.01.9     “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

2.01.10  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.01.11  “Fair Market Value” of shares of any stock, including but not limited to Common Stock, or units of any other securities (herein “shares”), shall be the mean between the highest and lowest sales prices per share for the date(s) as established by the Board as of which Fair Market Value is to be determined in the principal market in which such shares are traded, as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon).  If the Fair Market Value of shares on any date(s) cannot be determined on the basis set forth in the preceding sentence, or if a determination is required as to the Fair Market Value on any date of property other than shares, the Committee shall in good faith determine the Fair Market Value of such shares or other property on such date(s).  Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

2.01.12  “Option” means a right, granted under Section 6.02 hereof, to purchase Shares at a specified price during specified time periods.

2.01.13  “Other Stock-Based Award” means an Award, granted under Section 6.05 hereof, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares.

2.01.14  “Participant” means (a) an employee of the Corporation, parent entity of the Corporation, or any Subsidiary or affiliate, including, but not limited to, a Covered Employee, or (b) a member of the Board, who, in the case of either clause (a) or (b), is granted an Award under the Plan.

2.01.15  “Performance Award,” “Performance Goal” and “Performance Period” shall have the meanings provided in Section 6.04.

2.01.16  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

2.01.17  “Restricted Stock” means Shares, granted under Section 6.03 hereof, that are subject to certain restrictions.

2.01.18  “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor to such Rule promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

2.01.19  “Shares” means the common stock of the Corporation, par value $0.01 per share, and such other securities of the Corporation as may be substituted for Shares pursuant to Section 8.01 hereof.

2.01.20  “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the chain owns stock possessing at least 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.02        Construction.  For purposes of the Plan, the following rules of construction shall apply:

2.02.1     The word “or” is disjunctive but not necessarily exclusive.

2.02.2     Words in the singular include the plural; words in the plural include the singular; words in the neuter gender include the masculine and feminine genders, and words in the masculine or feminine gender include the other and neuter genders.

SECTION 3.        ADMINISTRATION

3.01        The Plan shall be administered by the Committee.  The Committee shall have complete, full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)            to designate Participants;

(ii)           to determine the type or types of Awards to be granted to each Participant;

(iii)          to determine the number of Awards to be granted, the number of Shares or amount of cash or other property to which an Award will relate, the terms and conditions of any Award (including, but not limited to, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for lapse of limitations, forfeiture restrictions or restrictions on exercisability or transferability, and accelerations or waivers thereof, including in the case of a Change of Control based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)          to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited, exchanged or surrendered;

(v)           to interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(vi)          to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii)         to adopt, amend, suspend, waive and rescind such rules and regulations as the Committee may deem necessary or advisable to administer the Plan;

(viii)        to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under the Plan;

(ix)          to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan; and

(x)           to make such filings and take such actions as may be required from time to time by appropriate state, regulatory and governmental agencies.  Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Corporation, Subsidiaries, Participants and any Person claiming any rights under the Plan from or through any Participants.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers, managers and/or agents of the Corporation or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative and other functions under the Plan.  Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by an officer, manager or other employee of the Corporation or a Subsidiary, the Corporation’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation and/or Committee to assist in the administration of the Plan.

SECTION 4.        SHARES SUBJECT TO THE PLAN

4.01        The maximum net number of Shares which may be issued and in respect of which Awards may be granted under the Plan shall be limited to [276,000 plus a number of shares for options granted in connection with the Separation] shares of Common Stock, subject to adjustment as provided in Section 8.01, which may be used for all forms of Awards.  Each Share issued under the Plan pursuant to an Award shall reduce the number of available Shares by 1.00.

For purposes of this Section 4.01, the number of Shares to which an Award relates shall be counted against the number of Shares available under the Plan at the time of grant of the Award, unless such number of Shares cannot be determined at that time, in which case the number of Shares actually distributed pursuant to the Award shall be counted against the number of Shares available under the Plan at the time of distribution; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the number of Shares reserved and available under the Plan in accordance with procedures adopted by the Committee so as to ensure appropriate counting but avoid double counting.

If any Shares to which an Award relates are forfeited or the Award otherwise terminates without payment being made to the Participant in the form of Shares or if payment is made to the Participant in the form of cash, cash equivalents or other property other than Shares, any Shares counted against the number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination or alternative payment, again be available for Awards under the Plan.  If the exercise price of an Award is paid by delivering to the Corporation Shares previously owned by the Participant or if Shares are delivered or withheld for purposes of satisfying a tax withholding obligation, the number of Shares covered by the Award equal to the number of Shares so delivered or withheld shall, however, be counted against the number of Shares granted and shall not again be available for Awards under the Plan.  Any Shares distributed pursuant to an Award may consist, in whole or part, of authorized and unissued Shares, including Shares repurchased by the Corporation for purposes of the Plan.

SECTION 5.        ELIGIBILITY

5.01        Awards may be granted only to individuals who are employees of the Corporation, the parent entity of the Corporation or any Subsidiary or affiliate or to members of the Board.

SECTION 6.        SPECIFIC TERMS OF AWARDS

6.01        General.  Subject to the terms of the Plan and any applicable Award Agreement, Awards may be granted as set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to the terms of Section 9.01), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including separate escrow provisions and terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant.  Except as required by applicable law, Awards may be granted for no consideration other than prior and/or future services.

6.02        Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)            Exercise Price.  The criteria for determining the exercise price per Share of an Option shall be determined and such price shall be established by the Committee prior to each grant;

(ii)           Option Term.  The term of each Option shall be determined by the Committee, except that no Option shall be exercisable after the expiration of ten years from the date of grant.  The Option shall be evidenced by a form of written Award Agreement, and subject to the terms thereof;

(iii)          Times and Methods of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which the exercise price may be paid or deemed to be paid, and the form of such payment, including, without limitation, cash, Shares, or other property or any combination thereof, having a Fair Market Value on the date of exercise equal to the exercise price, provided, however, that (1) in the case of a Participant who is at the time of exercise subject to Section 16 of the Exchange Act, any portion of the exercise price representing a fraction of a Share shall in any event be paid in cash or in property other than any equity security (as defined by the Exchange Act) of the Corporation and (2) except as otherwise determined by the Committee, in its discretion, no shares which have been held for less than six months may be delivered in payment of the exercise price of an Option.  Delivery of Shares in payment of the exercise price of an Option, if authorized by the Committee, may be accomplished through the effective transfer to the Corporation of Shares held by a broker or other agent; and

Unless otherwise determined by the Committee, the Corporation will also cooperate with any person exercising an Option who participates in a cashless exercise program of a broker or other agent under which all or part of the Shares received upon exercise of the Option are sold through the broker or other agent, for the purpose of paying the exercise price of an Option.  Notwithstanding the preceding sentence, unless the Committee, in its discretion, shall otherwise determine, the exercise of the Option shall not be deemed to occur, and no Shares will be issued by the Corporation upon exercise of an Option, until the Corporation has received payment in full of the exercise price.

(iv)          Termination of Employment.  In the case of Participants, unless otherwise determined by the Committee and reflected in the Award Agreement or award program:

(A)          if a Participant shall die while employed or engaged by the Corporation or a Subsidiary or affiliate or during a period following termination of employment or engagement during which an Option otherwise remains exercisable under this Section 6.02(iv), Options granted to the Participant, to the extent exercisable at the time of the Participant’s death, may be exercised within two years after the date of the Participant’s death, but not later than the expiration date of the Options, by the executor or administrator of the Participant’s estate or by the Person or Persons to whom the Participant shall have transferred such right by will or by the laws of descent and distribution;

(B)          if the Participant must terminate employment due to disability, the Options may be exercised within three years after the date of termination, but not later than the expiration date of the Options;

(C)          if the Participant has attained the age of 60 and has been an employee of the Corporation, its Subsidiary, or affiliate for not less than three (3) years as of or on the date of termination of employment by reason of retirement, the Options shall vest and shall become immediately exercisable in full on the date of termination and may be exercised within three years after the date of retirement, but not later than the expiration date of the Options;

(D)          if the employment or engagement of a Participant with the Corporation and its Subsidiaries and affiliates shall be involuntarily terminated under circumstances which would qualify the Participant for benefits under a severance plan of the Corporation or shall terminate his or her employment or engagement with the written consent of the Corporation or a Subsidiary, the Committee may elect to vest the Options immediately.  Options granted to the Participant, to the extent exercisable at the date of the Participant’s termination of employment or engagement, may be exercised within six months after the date of termination of employment or engagement, but not later than the expiration date of the Options; and

(E)           if the employment of a Participant with the Corporation shall be involuntarily terminated for Cause, any outstanding Options granted to such Participant, whether or not vested, shall terminate on the date of such termination; and

(F)           except to the extent an Option remains exercisable under paragraphs (A) through (D) above, any Option granted to a Participant shall terminate six months after the date of termination of employment or engagement of the Participant with the Corporation or a Subsidiary or affiliate.

(v)           Individual Option Limit.  The aggregate number of Shares for which Options may be granted under the Plan to any single Participant in any calendar year shall not exceed 79,000 Shares.  The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

6.03        Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)            Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee shall determine at the time of grant or thereafter.  The restriction period applicable to Restricted Stock shall, in the case of a time-based restriction, be not less than three years, with ratable vesting over such period or, in the case of a performance-based restriction period, be not less than one year;

(ii)           Forfeiture.  Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment, engagement or other service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions on Restricted Stock; and

(iii)          Certificates for Shares.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, issuance of certificates representing Shares, which may be held in escrow.  Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

6.04        Performance Awards.  The Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

(i)            Right to Payment.  A Performance Award shall represent a right to receive Shares based on the achievement, or the level of achievement, during a specified Performance Period of one or more Performance Goals established by the Committee at the time of the Award;

(ii)           Terms of Performance Awards.  At or prior to the time a Performance Award is granted, the Committee shall cause to be set forth in the Award Agreement or otherwise in writing (1) the Performance Goals applicable to the Award and the Performance Period during which the achievement of the Performance Goals shall be measured, (2) the amount which may be earned by the Participant based on the achievement, or the level of achievement, of the Performance Goals or the formula by which such amount shall be determined and (3) such other terms and conditions applicable to the Award as the Committee may, in its discretion, determine to include therein.  The terms so established by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the Participant based on such performance.  The Committee may retain the discretion to reduce (but not to increase) the amount of a Performance Award which will be earned based on the achievement of Performance Goals.  When the Performance Goals are established, the Committee shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals.  The Committee may determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational items or extraordinary items as defined by generally accepted accounting principles, shall be excluded from the calculation to the extent permitted in Section 162(m);

(iii)          Performance Goals. “Performance Goals” shall mean one or more pre-established, objective measures of performance during a specified “Performance Period”, selected by the Committee in its discretion.

Performance Goals may be based upon one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values: earnings per share, earnings per share growth, return on capital employed, costs, net income, net income growth, operating margin, revenues, revenue growth, revenue from operations, expenses, income from operations as a percent of capital employed, income from operations, cash flow, market share, return on equity, return on assets, earnings (including EBITDA and EBIT), operating cash flow, operating cash flow as a percent of capital employed, economic value added, gross margin, total shareholder return, workforce diversity, number of accounts, workers’ compensation claims, budgeted amounts, cost per hire, turnover rate, and/or training costs and expenses.  Performance Goals based on such performance measures may be based either on the performance of the Corporation, a Subsidiary or Subsidiaries, affiliate, any branch, department, business unit or other portion thereof under such measure for the Performance Period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Performance Periods or other measure selected or defined by the Committee at the time of making a Performance Award.  The Committee may in its discretion also determine to use other objective performance measures as Performance Goals;

(iv)          Committee Certification.  Following completion of the applicable Performance Period, and prior to any payment of a Performance Award to the Participant, the Committee shall determine in accordance with the terms of the Performance Award and shall certify in writing whether the applicable Performance Goal or Goals were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance.  For this purpose, approved minutes of the meeting of the Committee at which certification is made shall be sufficient to satisfy the requirement of a written certification;

Performance Awards are not intended to provide for the deferral of compensation, such that payment of Performance Awards shall be paid within two and one-half months following the end of the calendar year in which the Performance Period ends or such other time period if and to the extent as may be required to avoid characterization of such Awards as deferred compensation; and

(v)           Maximum Individual Performance Award Payments.  In any one calendar year, the maximum amount which may be earned by any single Participant under Performance Awards granted under the Plan shall be limited to 79,000 Shares.  In the case of multi-year Performance Periods, the amount which is earned in any one calendar year is the amount paid for the Performance Period divided by the number of calendar years in the period.  In applying this limit, the number of Shares earned by a Participant shall be measured as of the close of the applicable calendar year which ends the Performance Period, regardless of the fact that certification by the Committee and actual payment to the Participant may occur in a subsequent calendar year or years.  The foregoing limitation shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

6.05        Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants, in lieu of salary, cash bonus, fees or other payments, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, appreciation rights, Shares awarded which are not subject to any restrictions or conditions, convertible securities, exchangeable securities or other rights convertible or exchangeable into Shares, as the Committee in its discretion may determine.  In the discretion of the Committee, such Other Stock-Based Awards, including Shares, or other types of Awards authorized under the Plan, may be used in connection with, or to satisfy obligations of the Corporation or a Subsidiary under, other compensation or incentive plans, programs or arrangements of the Corporation or any Subsidiary for eligible Participants.

The Committee shall determine the terms and conditions of Other Stock-Based Awards.  Shares or securities delivered pursuant to a purchase right granted under this Section 6.05 shall be purchased for such consideration, paid for by such methods and in such forms, including, without limitation, cash, Shares, or other property or any combination thereof, as the Committee shall determine, but the value of such consideration shall not be less than the Fair Market Value of such Shares or other securities on the date of grant of such purchase right.

Appreciation rights may not be granted at a price less than the fair market value of the underlying Shares on the date of grant.  Delivery of Shares or other securities in payment of a purchase right or appreciation right, if authorized by the Committee, may be accomplished through the effective transfer to the Corporation of Shares or other securities held by a broker or other agent.  Unless otherwise determined by the Committee, the Corporation will also cooperate with any person exercising a purchase right who participates in a cashless exercise program of a broker or other agent under which all or part of the Shares or securities received upon exercise of a purchase right are sold through the broker or other agent, or under which the broker or other agent makes a loan to such person, for the purpose of paying the exercise price of a purchase right.

Notwithstanding the preceding sentence, unless the Committee, in its discretion, shall otherwise determine, the exercise of the purchase right shall not be deemed to occur, and no Shares or other securities will be issued by the Corporation upon exercise of a purchase right, until the Corporation has received payment in full of the exercise price.

SECTION 7.        GENERAL TERMS OF AWARDS

7.01        Stand-Alone, Tandem and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan or any award granted under any other plan, program or arrangement of the Corporation or any Subsidiary (subject to the terms of Section 9.01) or any business entity acquired or to be acquired by the Corporation or a Subsidiary.

Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

7.02        Decisions Required to be Made by the Committee.  Other provisions of the Plan and any Award Agreement notwithstanding, if any decision regarding an Award or the exercise of any right by a Participant, at any time such Participant is subject to Section 16 of the Exchange Act, is required to be made or approved by the Committee or the Board in order that a transaction by such Participant will be exempt under Rule 16b-3, then the Committee or the Board shall retain full and exclusive power and authority to make such decision or to approve or disapprove any such decision by the Participant.

7.03        Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

7.04        Form of Payment of Awards.  Subject to the terms of the Plan and any applicable Award Agreement, payments or substitutions to be made by the Corporation upon the grant, exercise or other payment or distribution of an Award may be made in such forms as the Committee shall determine at the time of grant or thereafter (subject to the terms of Section 9.01), including, without limitation, cash, Shares, or other property or any combination thereof, in each case in accordance with rules and procedures established, or as otherwise determined, by the Committee.

7.05        Limits on Transfer of Awards; Beneficiaries.  No right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any Person other than the Corporation, or shall be subject to any lien, obligation or liability of such Participant to any Person other than the Corporation or a Subsidiary except as otherwise established by the Committee at the time of grant or thereafter.  No Award and no rights or interests therein shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution, and any Option or other right to purchase or acquire Shares granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant.  A beneficiary, guardian, legal representative or other Person claiming any rights under the Plan from or through any Participant shall be subject to all the terms and conditions of the Plan and any Award Agreement applicable to such Participant as well as any additional restrictions or limitations deemed necessary or appropriate by the Committee.

7.06        Registration and Listing Compliance.  No Award shall be paid and no Shares or other securities shall be distributed with respect to any Award in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law or subject to a listing requirement under any listing agreement between the Corporation and any national securities exchange, and no Award shall confer upon any Participant rights to such payment or distribution until such laws and contractual obligations of the Corporation have been complied with in all material respects.  Except to the extent required by the terms of an Award Agreement or another contract between the Corporation and the Participant, neither the grant of any Award nor anything else contained herein shall obligate the Corporation to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any Shares or other securities, whether or not necessary in order to permit any such payment or distribution.

7.07        Stock Certificates.  Awards representing Shares under the Plan may be recorded in book entry form until the lapse of restrictions or limitations thereon, or issued in the form of certificates.  All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted.  The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares.  In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Corporation or such other Person as the Committee may designate.

SECTION 8.        ADJUSTMENT PROVISIONS

8.01        If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of Common Stock then subject to any outstanding Options, Performance Awards or Other Stock Based Awards, the number of shares of Common Stock which may be issued under the Plan but are not then subject to outstanding Options, Performance Awards or Other Stock Based Awards and the maximum number of shares as to which Options or Performance Awards may be granted and as to which shares may be awarded under Sections 6.02(vi) and 6.04(v), shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.  Shares of Common Stock so distributed with respect to any Restricted Stock held in escrow shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock on which they were distributed.

If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding Option, Performance Award or Other Stock Based Award, and for each share of Common Stock which may be issued under the Plan but which is not then subject to any outstanding Option, Performance Award or Other Stock Based Award, the number and kind of shares of stock or other securities (and in the case of outstanding Options, Performance Awards or Other Stock Based Awards, the cash or other property) into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.  Unless otherwise determined by the Committee in its discretion, any such stock or securities, as well as any cash or other property, into or for which any Restricted Stock held in escrow shall be changed or exchangeable in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock in respect of which such stock, securities, cash or other property was issued or distributed.

In case of any adjustment or substitution as provided for in this Section 8.01, the aggregate option price for all Shares subject to each then outstanding Option, Performance Award or Other Stock Based Award, prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction), cash or other property to which such Shares shall have been adjusted or which shall have been substituted for such Shares.  Any new option price per share or other unit shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Common Stock, (a) the Committee shall make any adjustments to any then outstanding Option, Performance Award or Other Stock Based Award, which it determines are equitably required to prevent dilution or enlargement of the rights of optionees and awardees which would otherwise result from any such transaction, and (b) unless otherwise determined by the Committee in its discretion, any stock, securities, cash or other property distributed with respect to any Restricted Stock held in escrow or for which any Restricted Stock held in escrow shall be exchanged in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock in respect of which such stock, securities, cash or other property was distributed or exchanged.

No adjustment or substitution provided for in this Section 8.01 shall require the Corporation to issue or sell a fraction of a Share or other security.  Accordingly, all fractional Shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.  Owners of Restricted Stock held in escrow shall be treated in the same manner as owners of Common Stock not held in escrow with respect to fractional Shares created by an adjustment or substitution of Shares, except that, unless otherwise determined by the Committee in its discretion, any cash or other property paid in lieu of a fractional Share shall be subject to restrictions similar to those applicable to the Restricted Stock exchanged therefor.

In the event of any other change in or conversion of the Common Stock, the Committee may in its discretion adjust the outstanding Awards and other amounts provided in the Plan in order to prevent the dilution or enlargement of rights of Participants.

SECTION 9.        AMENDMENTS TO AND TERMINATION OF THE PLAN

9.01        The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that, without the approval of the shareholders of the Corporation, no amendment, alteration, suspension, discontinuation or termination shall be made if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Shares may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to Participants, increases the number of Shares available under the Plan or modifies the requirements for participation under the Plan, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that without the written consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him.  The Committee may, consistent with the terms of the Plan, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him; and provided further that, except as provided in Section 8.01 of the Plan, the exercise price of any outstanding Option may not be reduced, whether through amendment, cancellation or replacement, unless such reduction is approved by the shareholders of the Corporation.

SECTION 10.      GENERAL PROVISIONS

10.01      No Right to Awards; No Shareholder Rights.  No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, except as provided in any other compensation, fee or other arrangement.  No Award shall confer on any Participant any of the rights of a shareholder of the Corporation unless and until Shares are in fact issued to such Participant in connection with such Award.

10.02      Withholding.  To the extent required by applicable Federal, state, local or foreign law, the Participant or his successor shall make arrangements satisfactory to the Corporation, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an Award.  The Corporation shall not be required to issue any Shares or make any other payment under the Plan until such obligations are satisfied.  The Corporation is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of Shares, amounts of withholding taxes due with respect to an Award, its exercise or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Corporation and Participants to satisfy obligations for the payment of such taxes.  This authority shall include authority to withhold or receive Shares, Awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.

10.03      No Right to Employment or Continuation of Service.  Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any Participant any right to continue in the employ or service of the Corporation or to interfere in any way with the right of the Corporation or shareholders to terminate his employment or service at any time or increase or decrease his compensation, fees, or other payments from the rate in existence at the time of granting of an Award, except as provided in any Award Agreement or other compensation, fee or other arrangement.

10.04      Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Corporation’s obligations under the Plan to deliver Shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

10.05      No Limit on Other Compensatory Arrangements.  Nothing contained in the Plan shall prevent the Corporation from adopting other or additional compensation, fee or other arrangements (which may include, without limitation, employment agreements with executives and arrangements which relate to Awards under the Plan), and such arrangements may be either generally applicable or applicable only in specific cases.  Notwithstanding anything in the Plan to the contrary, the terms of each Award shall be construed so as to be consistent with such other arrangements in effect at the time of the Award.

10.06      No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

10.07      Governing Law.  The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan shall be governed by the laws of the United States Virgin Islands (without regard to the conflicts of laws thereof).

10.08      Severability.  If any provision of the Plan or any Award is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or Award, it shall be deleted and the remainder of the Plan or Award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.

SECTION 11.      EFFECTIVE DATE AND TERM OF THE PLAN

11.01      The effective date and date of adoption of the Plan shall be [    ], 2012, the date of adoption of the Plan by the Board, provided that such adoption of the Plan is approved by a majority of the votes cast at a duly held meeting of shareholders at which a quorum representing a majority of the outstanding voting stock of the Corporation is, either in person or by proxy, present and voting.  Notwithstanding anything else contained in the Plan or in any Award Agreement, no Option or other purchase right granted under the Plan may be exercised, and no Shares may be distributed pursuant to any Award granted under the Plan, prior to such shareholder approval.  In the event such shareholder approval is not obtained, all Awards granted under the Plan shall automatically be deemed void and of no effect.